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Exhibit 10.37

ROYALTY AGREEMENT

        MICROVENA Corporation agrees to pay Dr. Kurt Amplatz a royalty of 2.0 percent of the net selling price of the product outlined below for a 15 year period commencing with the first commercial sale of the device.

        PRODUCT: AMPLATZ THROMBECTOMY DEVICE ("Clot-Buster")

[Including modifications of such device for other mechanical dissolution procedures.]

        Payment of the royalty will be made in your name or the name of any other person, organization, and/or beneficiaries, as you so desire. Payment will be made between January 1 and February 15 of the succeeding year in which the items were sold. MICROVENA will furnish you with an annual report indicating the number of units sold and their net sales price.

        In return, you agree to give MICROVENA the exclusive right to use your name in the descriptive title of the product. This agreement however, does not prevent you from allowing the use of your name on other non-competitive products exclusive of this device. You also agree to act as an advisor to MICROVENA concerning needed changes and/or modifications of this product. MICROVENA will also become the exclusive manufacturer of these products.

        If the product should be modified and the modification does not completely change the character of the product, these modifications would be included in future royalty payments. Should the character and use of the product be completely changed by any modification, MICROVENA may wish to enter into a new royalty agreement for the new product. Likewise, MICROVENA will have an exclusive right to the manufacturing and sales of such improved or modified devices, and first rights of refusal for any related devices as designed by the forementioned inventor.

        Should irreconcilable differences cause a cessation of our relationship with respect to this agreement, MICROVENA would no longer expect you to act as an advisor with regardsto the design or modification of this product. In the acceptance of the agreement above:

/s/ Rudy A. Mazzocchi MICROVENA Corporation		/s/ K. AMPLATZ K. Amplatz, M.D.
DATE:	10/14/93	DATE:	10-21-93

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  Exhibit 10.37
ROYALTY AGREEMENT